EXHIBIT 99.1

Press Release

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2022 Results

Fiscal year 2022 revenue up 80%, generating $11.5 million of cash from operations

Expects continued momentum and growth in fiscal 2023

Provides revenue, deliveries and Adjusted EBITDA guidance for 2023

Chicago, IL, March 27, 2023 -- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the fourth quarter and full year ended December 31, 2022.

Fiscal Year 2022 Highlights

•
Revenues of $364.8 million, up 79.6% year-over-year, on deliveries of 3,184 railcars, up 83.9% year-over-year
•
Gross margin of 7.1% with gross profit of $25.8 million, compared to gross margin of 5.6% with gross profit of $11.5 million in fiscal year 2021
•
Net loss of ($38.8) million, or ($1.56) per share and adjusted net loss of ($23.5) million, or ($0.95) per share, accounting for primarily non-cash items including $8.1 million pension settlement loss and $4.5 million impairment on leased railcars
•
Adjusted EBITDA of $8.4 million, compared to adjusted EBITDA loss of ($7.2) million in fiscal year 2021
•
Subsequent to year end, issued non-convertible preferred stock with its financial partner to reduce debt and provide growth capital

Fourth Quarter 2022 Highlights

•
Revenues of $129.0 million, up 71.9% year-over-year, with deliveries of 1,150 railcars, up 90.4% year-over-year
•
Gross margin of 3.6% with gross profit of $4.6 million, compared to gross margin of 8.8% with gross profit of $6.6 million in the fourth quarter of 2021
•
Net loss of ($9.7) million, or ($0.37) per share and adjusted net loss of ($8.1) million, or ($0.31) per share, accounting for primarily non-cash items including a $4.5 million impairment on leased railcars, one-time Mexican VAT costs of $1.9 million and non-cash income of $4.7 million due to the change in fair market value of the warrant liability
•
Adjusted EBITDA of $1.2 million, equivalent to the fourth quarter of 2021
•
Quarter-end backlog totaled 2,445 railcars with an aggregate value of approximately $288 million

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “FreightCar America finished another strong year of transformation as we continued to ramp-up our operations in Castaños, delivered 3,184 railcars and generated $11.5 million in positive operating cash flow. In the fourth quarter, while we were extremely pleased with the 1,150 units delivered, we continued to experience margin pressure, primarily due to supply chain issues. These dynamics will be with us through the first quarter of this year, after which we expect to see further improvement in our financial performance.”

Meyer concluded, “Demand for our railcars is strong, which gives us confidence for continued growth in 2023. Including orders received since year-end, our production schedule is essentially full for this year, and we are now focused on building our order book for 2024. I am proud of our team and the tremendous transformation that is in its final stages, and we are all very excited for our future.”

Fiscal Year 2023 Outlook

The Company has provided its outlook for fiscal year 2023 as follows:

	Fiscal 2023 Outlook	Year-over-Year Growth at Midpoint
Revenue	$400 - $430 million	13.8%
Adjusted EBITDA	$15 - $20 million	108.1%
Railcar Deliveries	3,400 - 3,700 Railcars	11.5%

Mike Riordan, Chief Financial Officer of FreightCar America, added, “For 2023, we believe we are equipped to execute on our well-defined growth strategy, and we have good visibility due to strong order backlog. Our transformed manufacturing footprint has provided us with the needed flexibility to align our cost structure with railcar demand, and we expect improved profitability and positive operating cash flow for the second consecutive year.”

Riordan continued, “Additionally, as was recently announced, we’ve taken the next step in reshaping our capital structure through a financing transaction with our current financial partner. This transaction improves our balance sheet and positions us to continue to invest in the future growth of our business.”

Fourth Quarter and Full Year 2022 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, March 28, 2023 at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full year 2022 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1603013&tp_key=9b90395017

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13736892. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on Tuesday March 28, 2023, until 12:00 a.m. (Eastern Time) on Wednesday April 12, 2023. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13736892. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; potential financial and operational impacts of the COVID-19 pandemic; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$37,912	$26,240
Accounts receivable, net of allowance for doubtful accounts of $126 and $323 respectively	9,571	9,571
VAT receivable	4,682	31,136
Inventories, net	64,317	56,012
Assets held for sale	3,675	—
Related party asset	3,261	8,680
Prepaid expenses	5,470	5,087
Total current assets	128,888	136,726
Property, plant and equipment, net	23,248	18,236
Railcars available for lease, net	11,324	20,160
Right of use asset operating lease	1,596	16,669
Right of use asset finance lease	33,093	—
Other long-term assets	1,589	8,873
Total assets	$199,738	$200,664

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$48,449	$41,185
Related party accounts payable	3,393	8,870
Accrued payroll and other employee costs	4,081	2,912
Reserve for workers' compensation	841	1,563
Accrued warranty	1,940	2,533
Customer deposits	—	3,300
Deferred income state and local incentives, current	—	1,291
Current portion of long-term debt	40,742	—
Other current liabilities	6,539	7,666
Total current liabilities	105,985	69,320
Long-term debt, net of current portion	51,494	79,484
Warrant liability	31,028	32,514
Accrued pension costs	1,040	35
Deferred income state and local incentives, long-term	—	1,216
Lease liability operating lease, long-term	1,780	16,617
Lease liability finance lease, long-term	33,245	—
Other long-term liabilities	3,750	3,134
Total liabilities	228,322	202,320
Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at December 31, 2022 and December 31, 2021)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,223,306 and 15,947,228 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	203	190
Additional paid-in capital	89,104	83,742
Accumulated other comprehensive income (loss)	1,022	(5,522)
Accumulated deficit	(118,913)	(80,066)
Total stockholders’ deficit	(28,584)	(1,656)
Total liabilities and stockholders’ deficit	$199,738	$200,664

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenues	$128,989	$75,019	$364,754	$203,050
Cost of sales	124,367	68,412	338,931	191,592
Gross profit	4,622	6,607	25,823	11,458
Selling, general and administrative expenses	6,349	6,386	28,227	27,532
Impairment on leased railcars	4,515	158	4,515	158
Loss on pension settlement	—	—	8,105	—
Restructuring and impairment charges	—	—	—	6,530
Operating income (loss)	(6,242)	63	(15,024)	(22,762)
Interest expense	(7,874)	(4,041)	(25,423)	(13,317)
Loss on change in fair market value of warrant liability	4,744	4,075	1,486	(14,894)
Gain on extinguishment of debt	—	(7)	—	10,122
Other income	79	327	2,426	817
Income (loss) before income taxes	(9,293)	417	(36,535)	(40,034)
Income tax provision (benefit)	440	(748)	2,312	1,413
Net income (loss)	$(9,733)	$1,165	$(38,847)	$(41,447)
Net income (loss) per common share - basic	$(0.37)	$0.06	$(1.56)	$(2.00)
Net income (loss) per common share - diluted	$(0.37)	$0.06	$(1.56)	$(2.00)
Weighted average common shares outstanding – basic	26,117,377	21,786,335	24,838,399	20,766,398
Weighted average common shares outstanding – diluted	26,117,377	23,197,856	24,838,399	20,766,398

FreightCar America, Inc.

Segment Data

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Manufacturing	$126,279	$71,731	$352,827	$192,807
Corporate and Other	2,710	3,288	11,927	10,243
Consolidated revenues	$128,989	$75,019	$364,754	$203,050

Operating income (loss):
Manufacturing	$(1,670)	$4,861	$14,801	$(757)
Corporate and Other	(4,572)	(4,798)	(29,825)	(22,005)
Consolidated operating income (loss)	$(6,242)	$63	$(15,024)	$(22,762)

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(38,847)	$(41,447)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	—	6,530
Depreciation and amortization	4,135	4,304
Non-cash lease expense on right-of-use assets	2,325	1,483
Recognition of deferred income from state and local incentives	(2,507)	(2,215)
(Gain) loss on change in fair market value for Warrant liability	(1,486)	14,894
Impairment on leased railcars	4,515	158
Loss on pension settlement	8,105	—
Stock-based compensation recognized	2,106	2,977
Non-cash interest expense	16,563	5,502
Gain on extinguishment of debt	—	(10,122)
Other non-cash items, net	20	529
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	—	(150)
VAT receivable	24,946	(24,675)
Inventories	(8,476)	(12,369)
Related party asset, net	(58)	(624)
Accounts and contractual payables	8,181	7,878
Lease liability	(3,006)	(2,106)
Other assets and liabilities	(5,013)	(5,944)
Net cash flows provided by (used in) operating activities	11,503	(55,397)

Cash flows from investing activities
Maturity of restricted certificates of deposit	—	182
Purchase of property, plant and equipment	(7,816)	(2,290)
Proceeds from sale of property, plant and equipment	—	433
Net cash flows used in investing activities	(7,816)	(1,675)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	16,000
Deferred financing costs	—	(1,688)
Borrowings on revolving line of credit	133,652	48,400
Repayments on revolving line of credit	(124,852)	(33,378)
Employee stock settlement	(57)	(12)
Payment for stock appreciation rights exercised	(20)	(57)
Financing lease payments	(738)	—
Net cash flows provided by financing activities	7,985	29,265
Net increase (decrease) in cash and cash equivalents	11,672	(27,807)
Cash, cash equivalents and restricted cash equivalents at beginning of period	26,240	54,047
Cash, cash equivalents and restricted cash equivalents at end of period	$37,912	$26,240

Supplemental cash flow information
Interest paid	$8,849	$6,537
Income tax refunds received, net of payments	$—	$5
Non-cash transactions
Change in unpaid construction in process	$715	$122
Accrued PIK interest paid through issuance of PIK Note	$1,467	$1,278
Issuance of warrants	$8,560	$4,891
Issuance of equity fee	$4,000	$2,000

FreightCar America, Inc.

Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Income (loss) before income taxes	$(9,293)	$417	$(36,535)	$(40,034)
Depreciation & Amortization	1,025	1,000	4,135	4,304
Interest Expense, net	7,874	4,041	25,423	13,317
EBITDA	(394)	5,458	(6,977)	(22,413)

Change in Fair Value of Warrant (a)	(4,744)	(4,075)	(1,486)	14,894
Restructuring and impairment charges (b)	-	-	-	6,530
Impairment on leased railcars (c)	4,515	158	4,515	158
Loss/(Gain) on Debt Extinguishment (d)	-	7	-	(10,122)
Alabama Grant Amortization (e)	-	(551)	(1,857)	(2,216)
Mexican Permanent VAT (f)	1,861	-	2,769	-
Loss on Pension Settlement (g)	-	-	8,105	-
Transaction Costs (h)	37	-	153	491
Startup Costs (i)	164	-	1,113	-
Consulting Costs (j)	85	129	1,073	129
Corporate Realignment (k)	-	-	1,323	-
Legal Reserve (l)	-	256	-	756
Plant Transition Costs (m)	-	-	-	2,386
Stock Based Compensation	(201)	148	2,106	2,977
Other, net	(79)	(327)	(2,426)	(817)
Adjusted EBITDA	$1,244	$1,203	$8,411	$(7,247)

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
During the fourth quarters of 2021 and 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
d)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
e)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
f)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
g)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
h)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.

i)
The Company incurred certain costs during 2022 related to new production lines.
j)
The Company incurred certain non-recurring consulting costs during 2021 and 2022.
k)
The Company incurred certain non-recurring corporate realignment costs in 2022.
l)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
m)
The Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net income (loss) and Adjusted Net income (loss)(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income (loss)	$(9,733)	$1,165	$(38,847)	$(41,447)

Change in Fair Value of Warrant (a)	(4,744)	(4,075)	(1,486)	14,894
Restructuring and impairment charges (b)	-	-	-	6,530
Impairment on leased railcars (c)	4,515	158	4,515	158
Gain on Debt Extinguishment (d)	-	7	-	(10,122)
Alabama Grant Amortization (e)	-	(551)	(1,857)	(2,216)
Mexican Permanent VAT (f)	1,861	-	2,769	-
Loss on Pension Settlement (g)	-	-	8,105	-
Transaction Costs (h)	37	-	153	491
Startup Costs (i)	164	-	1,113	-
Consulting Costs (j)	85	129	1,073	129
Corporate Realignment (k)	-	-	1,323	-
Legal Reserve (l)	-	256	-	756
Plant Transition Costs (n)	-	-	-	2,386
Stock Based Compensation	(201)	148	2,106	2,977
Other, net	(79)	(327)	(2,426)	(817)
Total non-GAAP adjustments	1,638	(4,255)	15,388	15,166
Income tax impact on non-GAAP adjustments(m)	(5)	-	(68)	(234)
Adjusted Net loss	$(8,100)	$(3,090)	$(23,527)	$(26,515)

(1) Adjusted net income (loss) represents net income (loss) before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
During the fourth quarters of 2021 and 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
d)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
e)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
f)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
g)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
h)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.
i)
The Company incurred certain costs during 2022 related to new production lines.
j)
The Company incurred certain non-recurring consulting costs during 2021 and 2022.
k)
The Company incurred certain non-recurring corporate realignment costs in 2022.
l)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
m)
The Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.
n)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted net income (loss) is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income (loss) is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income (loss) in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income (loss) is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

EPS	$(0.37)	$0.05	$(1.56)	$(2.00)

Adjustments per share:
Change in Fair Value of Warrant (a)	(0.18)	(0.19)	(0.06)	0.72
Restructuring and impairment charges (b)	-	-	-	0.31
Impairment on leased railcars (c)	0.17	0.01	0.18	0.01
Gain on Debt Extinguishment (d)	-	-	-	(0.49)
Alabama Grant Amortization (e)	-	(0.03)	(0.07)	(0.11)
Mexican Permanent VAT (f)	0.07	-	0.11	-
Loss on Pension Settlement (g)	-	-	0.33	-
Transaction Costs (h)	-	-	0.01	0.02
Startup Costs (i)	0.01	-	0.04	-
Consulting Costs (j)	-	0.01	0.04	0.01
Corporate Realignment (k)	-	-	0.05	-
Legal Reserve (l)	-	0.01	-	0.04
Plant Transition Costs (m)	-	-	-	0.11
Stock Based Compensation	(0.01)	0.01	0.08	0.14
Other, net	-	(0.01)	(0.10)	(0.04)
Total non-GAAP adjustments pre-tax per share	0.06	(0.19)	0.61	0.72
Income tax impact on non-GAAP adjustments per share (n)	-	-	-	(0.01)
Adjusted EPS	$(0.31)	$(0.14)	$(0.95)	$(1.29)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities.
c)
During the fourth quarters of 2021 and 2022, the Company recorded a non-cash impairment charge on its leased railcar fleet.
d)
The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
e)
The Company amortizes deferred grant income to cost of goods sold that represents a non-cash reduction to its gross margin (loss).
f)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
g)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2022.
h)
The Company incurred certain costs during 2021 and 2022 for nonrecurring professional services associated with its financing arrangements.
i)
The Company incurred certain costs during 2022 related to new production lines.
j)
The Company incurred certain non-recurring consulting costs during 2021 and 2022.
k)
The Company incurred certain non-recurring corporate realignment costs in 2022.
l)
During the first and fourth quarters of 2021, the Company recognized charges related to a legal dispute.
m)
The Company implemented a program to shift production originally planned for its U.S. plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility in 2021.
n)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.